Exhibit 3.3

[STATE OF CALIFORNIA LOGO]

[SEAL]

SECRETARY OF STATE

        I, BILL JONES, Secretary of State of the State of California, hereby certify:

        That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]	IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
AUG 14 2000 /s/ BILL JONES
Secretary of State

[SEAL]	State of California
Bill Jones
Secretary of State

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form. IMPORTANT—Read instructions before completing this form.	File# 200022410013 FILED In the Office of the Secretary of State of the State of California AUG 10 2000 /s/ BILL JONES BILL JONES, Secretary of State This Space For Filing Use Only

1.
Name of the limited liability company (and the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")
LECG Holding Company, LLC

2.
The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3.
Name the agent for service of process and check the appropriate provision below:
David Teece                                                   , which is
☒ an individual residing in California. Proceed to item 4.
☐ a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.
If an individual, California address of the agent for service of process:
Address: 2000 Powell Street, Suite 600
City:    Emeryville                    State:    CA                     Zip Code:    94608

5.
The limited liability company will be managed by: (check one)
☐    one manager
☒    more than one manager
☐    single member limited liability company
☐    all limited liability company members

6.
Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7.
Number of pages attached, if any: 0

8.
Type of business of the limited liability company. (For information purposes only)
Investment in economic consulting businesses

9.
DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.
/s/ DAVID J. TEECE Signature of Organizer	David Teece Type or Print Name of Organizer
August 8, 2000 Date

10.	RETURN TO:
	NAME	Carol Kerr	[SEAL]
	FIRM	Folger Levin & Kahn LLP
	ADDRESS	1900 Avenue of the Stars, 28th Floor
	CITY/STATE	Los Angeles, CA
	ZIP CODE	90067

SEC/STATE (REV. 12/99)	FORM LLC-1—FILING FEE $70.00 Approved by Secretary of State